Exhibit 99

Quarterly Revenue and Operating Income by Segment

(Unaudited)

The following table is provided to present quarterly revenue and operating income by segment under the new operating segments established in the quarter ended June 2, 2007.

(In thousands)			North America	Europe	Latin America	Asia Pacific	Special Item[1]	Total
FISCAL YEAR 2004:
Q1	2004	Net Revenue	158,219	61,556	48,123	32,336	—	300,234
		Operating Income	10,003	(1,331)	40	210	—	8,922
Q2	2004	Net Revenue	184,223	75,024	45,670	37,143	—	342,060
		Operating Income	18,005	968	(437)	1,145	—	19,681
Q3	2004	Net Revenue	179,121	71,269	45,639	33,740	—	329,769
		Operating Income	13,845	(1,159)	(1,104)	461	—	12,043
Q4	2004	Net Revenue	186,918	81,948	52,756	37,248	—	358,870
		Operating Income	13,296	3,716	(266)	1,177	—	17,923
FY	2004	Net Revenue	708,481	289,797	192,188	140,467	—	1,330,933
		Operating Income	55,149	2,194	(1,767)	2,993	—	58,569

FISCAL YEAR 2005:
Q1	2005	Net Revenue	169,181	80,446	51,736	33,296	—	334,659
		Operating Income	8,376	1,006	(1,205)	415	—	8,592
Q2	2005	Net Revenue	201,825	82,844	50,107	32,942	—	367,718
		Operating Income	15,755	3,585	(1,742)	949	—	18,547
Q3	2005	Net Revenue	190,808	74,968	48,328	26,180	—	340,284
		Operating Income	16,417	3,786	1,208	903	—	22,314
Q4	2005	Net Revenue	214,674	89,951	60,583	29,206	—	394,414
		Operating Income	24,219	5,557	(250)	273	—	29,799
FY	2005	Net Revenue	776,488	328,209	210,754	121,624	—	1,437,075
		Operating Income	64,767	13,934	(1,989)	2,540	—	79,252

FISCAL YEAR 2006:
Q1	2006	Net Revenue	177,155	74,029	56,073	25,753	—	333,010
		Operating Income	14,460	2,999	2,156	1,239	—	20,854
Q2	2006	Net Revenue	209,768	83,692	52,075	26,272	—	371,807
		Operating Income	21,101	5,995	2,301	1,810	—	31,207
Q3	2006	Net Revenue	200,517	94,315	52,453	24,658	—	371,943
		Operating Income	23,332	5,533	2,701	1,281	—	32,847
Q4	2006	Net Revenue	200,321	106,469	60,984	27,858	—	395,632
		Operating Income	24,178	10,413	5,815	2,394	(12,284)	30,516
FY	2006	Net Revenue	787,761	358,505	221,585	104,541	—	1,472,392
		Operating Income	83,071	24,940	12,973	6,724	(12,284)	115,424

FISCAL YEAR 2007:
Q1	2007	Net Revenue	175,636	95,415	54,915	25,789	—	351,755
		Operating Income	16,076	7,974	3,246	1,374	—	28,670
Q2	2007	Net Revenue	192,303	103,998	50,017	27,197	—	373,515
		Operating Income	24,689	10,080	1,198	1,237	—	37,204

1	Corporate expenses are fully allocated to each operating segment, except that, in the fourth quarter of 2006, $12,284 of charges related to a separation agreement with the Company’s former chief executive officer were not allocated between the segments.